Exhibit 5.1

The SCO Group, Inc.

355 South 520 West, Suite 100

Lindon, Utah 84042

Re:                               Amendment No. 2 on Form S-3 to Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to The SCO Group, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1, together with Amendment No. 1 on Form S-1, Amendment No. 2 on Form S-3 and any subsequent amendments thereto (the “Registration Statement”), relating to the sale by the selling stockholders identified in the Registration Statement of up to 2,852,449 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).  The Shares are to be sold from time to time as set forth in the Registration Statement.

We have examined such documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below.  In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.

Our opinion expressed above is limited to the laws of the State of Utah and the Delaware General Corporation Law, which includes statutory provisions, as well as all applicable provisions of the Delaware Constitution, and reported decisions interpreting these laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Dated:  May 2, 2006

Very truly yours,

/s/ DORSEY & WHITNEY LLP

NST/SPG